Exhibit 21.1 - Subsidiaries of the Registrant
PAE Company	Place of Information
Bravour Leistungen GmbH	Germany
CENTRA Services Corporation	Massachusetts
CENTRA Technology, Inc.	Maryland
Courage Services, Inc.	Virginia
Delta Bridge, Inc.	Virginia
DynCorp LLC	Delaware
DZSP 21 LLC	Delaware
FCI Federal, LLC	Virginia
Global Health Supply Chain Alliance, LLC	Delaware
Macfadden & Associates, Inc.	Virginia
Macfadden International Suarl	Tunisia
Metis Solutions Corporation	Delawawre
Metis Solutions, LLC	Virginia
Pacific Architects and Engineers, LLC	Delaware
Pacific Operations Maintenance Company	California
PAE (Australia) Pty. Limited	Australia
PAE (New Zealand) Limited	New Zealand
PAE Applied Technologies International LLC	Delaware
PAE Applied Technologies LLC	Delaware
PAE Aviation and Technical Services LLC	Delaware
PAE Canada, Inc.	California
PAE Colombia LTDA.	Colombia
PAE Design and Facility Management	California
PAE For Expeditionary Support & Stabilization Worldwide Co. Ltd.	South Sudan
PAE Foundation	Bosnia and Herzegovina
PAE Government Services Colombia S.A.S.	Colombia
PAE Government Services Mexico, S. de R.L. de C.V.	Mexico
PAE Government Services, Inc.	California
PAE Holding Corporation	Delaware
PAE India Support Center LLP	India
PAE International	California
PAE Labat-Anderson LLC	Virginia
PAE Limited	Vietnam
PAE Logistics LLC	California
PAE National Security Solutions LLC	Virginia
PAE Pinnacle Holdings, LLC	Delaware
PAE Professional Services LLC	Virginia
PAE Services Canada Inc.	Canada

PAE Services Sdn. Bhd.	Malaysia
PAE Shared Services LLC	Delaware
PAE Shield Acquisition Company LLC	Delaware
PAE Singapore Pte. Ltd.	Singapore
PAE Training Services, LLC	Delaware
PAE Worldwide Incorporated	Delaware
PAE-Parsons Global Logistics Services, LLC	Delaware
PAE-Perini LLC	Delaware
PAE-SGT Partners LLC	Delaware
Pluribus International LLC	Virginia
Service Systems (Singapore) Pte. Ltd.	Singapore
Shay Intermediate Holding Corporation	Delaware
Shay Intermediate Holding II Corporation	Delaware
Syncom Space Services LLC	Delaware
TATE, Incorporated	Maryland
Worldwide for General Services, Construction and Engineering Services and Subsistence Services LLC	Iraq